Exhibit 16.1

September 25, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE
Washington, DC 20549

Re: MTI Technology Corporation

File No. 0-23418

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of MTI Technology Corporation, dated September 25, 2008 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP

Irvine, California

September 25, 2008